UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

August 2, 2011

Date of Report (Date of earliest event reported)

AgFeed Industries, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-33674	20-2597168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

744 Horizon Court, Suite 350 Grand Junction, Colorado		81506
(Address of principal executive offices)		(Zip Code)

(917) 804-3584 Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Explanatory Note

This Form 8-K/A is being filed as an amendment to the Current Report on Form 8-K filed on August 9, 2011 (the “Original 8-K”) by AgFeed Industries, Inc. (the “Company”) solely for the purpose of disclosing the determination of the Company's board of directors (the “Board of Directors”) with respect to the frequency of stockholder advisory votes on executive compensation. This Form 8-K/A does not amend or modify the Original 8-K in any other respect.

Item 5.07. Submission of Matters to a Vote of Security Holders

(d) Consistent with both the Board of Director’s recommendation as set forth in Proposal No. 6 of the Company’s definitive proxy statement for the Company’s annual meeting of stockholders held on August 2, 2011 and the voting results with respect to Proposal No. 6 as disclosed in the Original 8-K, the Board of Directors has determined that an advisory vote on the approval of the compensation of the Company’s named executive officers will be included in the Company’s proxy materials once every three years until the next required vote on the frequency of stockholder votes on executive compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGFEED INDUSTRIES, INC.

Dated: February 21, 2012

	By:	/s/ K. Ivan F. Gothner
K. Ivan F. Gothner
Chairman of the Board and Interim Chief Executive Officer